Response to announcement by TelecityGroup plc

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE UK'S CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE. THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE NOR AS TO THE TERMS ON WHICH ANY FIRM OFFER MIGHT BE MADE.

REDWOOD CITY, Calif., May 7, 2015 /PRNewswire/ -- Equinix, Inc. ("Equinix") notes the recent announcement by TelecityGroup plc ("TelecityGroup"). Equinix confirms that it is in preliminary discussions with the Board of TelecityGroup regarding a possible cash and share offer for TelecityGroup.

The Board of Equinix believes that this opportunity represents attractive shareholder value creation potential for Equinix, complementing and extending Equinix's geographic footprint in Europe and enabling increased network and cloud density to better serve customers. In the United Kingdom, the acquisition of TelecityGroup would add capacity in Central London and Docklands that would complement the focus of Equinix's current operations in Slough. Additionally, the acquisition would add capacity in several of Equinix's current locations throughout Europe, and extend Equinix's footprint into new locations with identified cloud and interconnection needs including Dublin, Helsinki, Istanbul, Milan, Stockholm and Warsaw.

In addition, the Board of Equinix believes that a potential transaction with TelecityGroup would create a more compelling combination than the proposed merger with Interxion Holding N.V. and would deliver greater value for TelecityGroup shareholders.

In accordance with Rule 2.6(a) of the Code, Equinix must, by not later than 5.00 p.m. on June 4, 2015, either announce a firm intention to make an offer for TelecityGroup in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline will only be extended with the consent of the Takeover Panel (the "Panel") in accordance with Rule 2.6(c) of the Code.

This announcement does not amount to a firm intention to make an offer and accordingly, there can be no certainty that any offer will be made, nor as to the terms on which any offer would be made. A further announcement will be made as appropriate.

In accordance with Rule 2.10 of the Code, Equinix confirms that as at the date of this announcement, it has in issue 56,923,183 shares of $0.001 nominal value each. The International Securities Identification Number (ISIN) of the shares is US29444U7000.

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available on Equinix's website at www.equinix.com.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 33 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, whether or not an offer to TelecityGroup will be made or, if made, whether it will be accepted; the terms of, and financing for, any such offer, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc.

International Business Exchange is a trademark of Equinix, Inc.

J.P. Morgan Securities LLC ("J.P. Morgan"), together with its affiliate J.P. Morgan Limited (which is authorised and regulated in the United Kingdom by the Financial Conduct Authority) is acting as financial adviser exclusively for Equinix and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Equinix for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to any matter referred to herein.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

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CONTACT: EquinixMedia Contacts,Ian Bain, Tel: +1 650 598 6447; Claire Macland, Tel: +44 750 783 4784, Equinix Investor Relations Contact,Katrina Rymill, Tel: +1 650 598 6583; Tulchan Communications, Tel: +44 207 353 4200, Andrew Grant, Stephen Malthouse, Tom Murray; J.P. Morgan, Fred Turpin, New York, Tel: +1 212 270 6000, Marco Caggiano, Laurence Hollingworth, London, Tel: +44 207 742 4000, Dwayne Lysaght